Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Olivia Snyder, Investor Relations Analyst
(617) 796-8245

Five Star Quality Care, Inc. Announces  Fourth Quarter and Year End 2015 Results

Adjusted EBITDA for the Fourth Quarter Increased 1.5%  over the Same Period in the Prior Year

Newton, MA (March 2, 2016).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter and year ended December  31, 2015.

Five Star’s President and CEO, Bruce J. Mackey Jr., made the following statement:

“Fourth quarter 2015 Adjusted EBITDA increased by 1.5% over Adjusted EBITDA realized in the same period in 2014.  Our improved results were primarily due to average monthly rate increases of 1.6%,  management fee revenue increases of 13% over the same period in the prior year and continuing operating expense controls.    In the 2015 fourth quarter, we acquired two private pay independent living communities and we and our landlord sold a Medicaid dependent skilled nursing facility, continuing our long term business plan of increasing our exposure to private pay communities and decreasing our dependency on government funded Medicare and Medicaid revenues.

“In addition, we  have agreed to settle the lawsuit filed against us in Arizona by the estate of a former resident of one of our senior living communities for an amount well below the jury award.”

Financial Results for the quarter ended December 31, 2015:

▪

Senior living revenues for the fourth quarter of 2015 increased 2.4% to $281.2 million from $274.6 million for the same period in 2014.  Growth in senior living revenues reflects increases in average monthly rates to residents who pay privately for services and the non-recurrence of a $4.3 million revenue reserve recorded in the 2014 period for historical Medicare payments Five Star received and expects to repay in connection with a Medicare compliance assessment at one of Five Star’s skilled nursing facilities,  or the Compliance Assessment.  Management fee revenue for the fourth quarter of 2015 increased 13.0% to $2.8 million from $2.5 million for the same period in 2014.  Growth in management fees was primarily due to an increase in the number of managed communities during 2015.

▪

Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2015 were $4.2 million compared to $0.2 million for the same period in 2014.   EBITDA, excluding certain items described below, or Adjusted EBITDA, was $9.3 million and $9.2 million for the fourth quarters of 2015 and 2014, respectively.  Adjusted EBITDA excluding rent, or Adjusted EBITDAR,  was $59.4 million for the fourth quarter of 2015 compared to $58.8 million for the same period in 2014.

▪

Loss from continuing operations for the fourth quarter of 2015 was $6.3 million, or $0.13 per basic and diluted share, compared to loss from continuing operations of $70.1 million, or $1.46 per basic and diluted share, for the same period in 2014.   Loss from continuing operations for the fourth quarter of 2014 included income tax expense of $60.9 million, or $1.27 per basic and diluted share, primarily resulting from a noncash income tax charge recorded to establish a full valuation allowance against the future realization of net deferred tax assets.

▪

Net loss for the fourth quarter of 2015 was $6.4 million, or $0.13 per basic and diluted share, compared to net loss of $73.7 million, or $1.53 per basic and diluted share, for the same period in 2014.   Net loss for the fourth quarter of 2015 included a loss from discontinued operations of $0.1 million. Net loss for the fourth quarter of 2014 included income tax expense of $62.4 million primarily resulting from a noncash income tax charge recorded to establish a full valuation allowance against the future realization of net deferred tax assets.  Net loss for the fourth quarter of 2014 also included a loss from discontinued operations of $3.6 million.

▪

EBITDA, EBITDAR, loss from continuing operations and net loss for the fourth quarter of 2015 included the following items: (i) a $4.2 million litigation settlement charge described below; (ii) $0.9 million of employee termination costs primarily relating to severance payments and noncash stock compensation expense incurred in connection with the termination of Five Star’s former Chief Financial Officer, or CFO:  and (iii) $0.5 million of acquisition related costs, which were partially offset by a positive adjustment of $0.3 million to correct for an excessive reserve previously accrued in connection with the Compliance Assessment.  EBITDA, EBITDAR, loss from continuing operations and net loss for the fourth quarter of 2014 included the following items: (i) a $4.3 million revenue reserve and $3.6 million of compliance costs related to the Compliance Assessment; and (ii) $1.2 million of accounting costs related to the restatement of certain previously issued financial statements and the delayed completion of Five Star’s 2014 financial reporting.

▪

A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the quarters ended December  31, 2015 and 2014 appears later in this press release.

Operating Results for the quarter ended December 31, 2015 (continuing operations):

▪	Occupancy at owned and leased senior living communities for the fourth quarter of 2015 decreased by 120 basis points (“bps”) to 85.0% from 86.2% for the same period in 2014.
▪	The average monthly rate at owned and leased senior living communities for the fourth quarter of 2015 increased by 1.6% to $4,577 from $4,503 for the same period in 2014.
▪

The percentage of revenues derived from residents’ private resources at owned and leased senior living communities for the fourth quarter of 2015 increased by 50 bps to 78.0% from 77.5% for the same period in 2014.

Financial Results for the year ended December 31, 2015:

▪

Senior living revenues for the year ended December 31, 2015 increased 1.3% to $1.11 billion from $1.10 billion for the same period in 2014.  Growth in senior living revenues was the result of increases in average monthly rates to residents who pay privately for services and a $4.3 million revenue reserve recorded in the 2014 period resulting from the Compliance Assessment which did not recur in 2015, partially offset by decreases in occupancy and a $2.4 million revenue reserve recorded in the 2015 period resulting from the Compliance Assessment.   Management fee revenue for the year ended December 31, 2015 increased by 9.9% to $10.7 million from $9.8 million for the same period in 2014.  Growth in management fees was primarily due to an increase in the number of managed communities and an increase in average monthly rates to residents who pay privately for services.

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▪

EBITDA for the year ended December 31, 2015 was $(2.3) million compared to $13.1 million for the same period in 2014.  Adjusted EBITDA was $35.3 million and $27.2 million for the years ended December 31, 2015 and 2014, respectively.  Adjusted EBITDAR was $234.4 million for the year ended December 31, 2015 compared to $224.6 million for the same period in 2014.

▪

Loss from continuing operations for the year ended December 31, 2015 was $40.8 million, or $0.84 per basic and diluted share, compared to loss from continuing operations of $79.4 million, or $1.65 per basic and diluted share, for the 2014 year.    Loss from continuing operations for the year ended December 31, 2015 included a noncash charge for goodwill impairment of $25.3 million, or $0.52 per basic and diluted share.  Loss from continuing operations for the year ended December 31, 2014 included income tax expense of $56.4 million, or $1.17 per basic and diluted share, primarily resulting from a noncash income tax charge recorded to establish a full valuation allowance against the future realization of net deferred tax assets.

▪

Net loss for the year ended December 31, 2015 was $43.1 million, or $0.89 per basic and diluted share, compared to net loss of $85.4 million, or $1.78 per basic and diluted share, for the 2014 year.   Net loss for the year ended December 31, 2015 included a noncash charge for goodwill impairment of $25.3 million and a loss from discontinued operations of $2.3 million. Net loss for the year ended December 31, 2014 included income tax expense of $56.5 million primarily resulting from a noncash income tax charge recorded to establish a full valuation allowance against the future realization of net deferred tax assets, and a loss from discontinued operations of $6.1 million.

▪

EBITDA, EBITDAR, loss from continuing operations and net loss for the year ended December 31, 2015 included the following items: (i) a  noncash charge for goodwill impairment of $25.3 million; (ii) a $2.4 million revenue reserve and $4.8 million of estimated penalties, compliance costs and professional fees related to the Compliance Assessment; (iii) a $4.2 million litigation settlement charge described below; (iv) $0.9 million of employee termination costs primarily relating to severance payments and noncash stock compensation expense incurred in connection with the termination of Five Star’s former CFO; and (v) $0.5 million of acquisition related costs; all of which were partially offset by a $0.7 million gain on early extinguishment of debt.  EBITDA, EBITDAR, loss from continuing operations and net loss for the year ended December 31, 2014 included the following items: (i) a $4.3 million revenue reserve and $3.6 million of estimated penalties, compliance costs and professional fees related to the Compliance Assessment; (ii) $5.9 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed completion of Five Star’s 2014 financial reporting; and (iii) a $0.6 million noncash long lived asset impairment charge.

▪

A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the years ended December 31, 2015 and 2014 appears later in this press release.

Expansion and Disposition Activities:

In November 2015, Five Star acquired two private pay independent living communities located in Tennessee with a combined 152 living units for approximately $26.2 million, excluding closing costs.  Five Star funded this acquisition with cash on hand and by assuming $17.3 million of mortgage debt.

In December 2015, Five Star and its landlord, Senior Housing Properties Trust, or SNH, sold a skilled nursing facility for $21,000, and as a result of this sale, Five Star’s annual rent payable to SNH decreased by $2,100 in accordance with the terms of the applicable lease. As of the year ended December 31, 2015, Five Star currently does not have any senior living communities that it leases from SNH in discontinued operations.

As of the date of this press release,  Five Star continues to market for sale one community it owns with 32 living units that is reported as held for sale and included in discontinued operations in Five Star’s financial statements.

3

Financing Activities:

In February 2016, Five Star notified the lenders under its $150.0 million revolving credit facility of its intent to exercise its option to extend the maturity date of the credit facility by one year to April 13, 2017. Five Star’s $25.0 million revolving secured line of credit matures in March 2016, and Five Star has determined not to extend or replace this credit facility which is secured primarily by accounts receivable from Medicare and Medicaid.

Loss Contingency:

In the ordinary course of Five Star’s business, Five Star is periodically subject to claims by residents of its senior living communities alleging improper care or inadequate services.  Five Star maintains insurance for such claims subject to a self insured retention.  As previously disclosed, in May 2015, in an Arizona case, jury verdicts were awarded against Five Star on such a claim for $2.5 million of compensatory damages plus approximately $16.7 million of punitive damages.  In February 2016, Five Star entered into a settlement agreement with the plaintiff which requires Five Star to pay approximately $7.3 million, approximately $3.0 million of which Five Star’s liability insurer has agreed to reimburse to Five Star. Five Star believes its liability insurer may be financially responsible for more than $3.0 million and Five Star is seeking additional payments from its liability insurer; however, Five Star cannot predict the outcome of any future negotiations or litigation with its liability insurer. As a result, Five Star recorded an approximately $4.2 million litigation settlement charge for the year ended December 31, 2015, which is included in other senior living operating expenses in its consolidated statements of operations.

Conference Call:

Later this morning,  March 2, 2016, at 10:00 a.m. Eastern Time,  Five Star will host a conference call to discuss its fourth quarter and full year 2015 results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, March 9, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10079060.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s fourth quarter 2015 conference call are strictly prohibited without the prior written consent of Five Star.    Five Star’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of December 31, 2015,  Five Star operated 274 senior living communities (excluding one senior living community it has classified as a  discontinued operation) with 31,417 living units located in 32 states, including 214 communities (23,227 living units) that it owns or leases and 60 communities  (8,190 living units) that it manages.  These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

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WARNING CONCERNING FORWARD LOOKING STATEMENTS

this press release contains statements THAT constitute forward looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws.  aLSO, whenever Five star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate” or similar expressions, FIVE STAR is making forward looking statements.  these forward looking statements are based upon five star’s PRESENT intent, beliefs or expectations, but FORWARD LOOKING STATEMENTS are not guaranteed to occur and may not occur.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FoR EXAMPLE:

•

THIS PRESS RELEASE STATES THAT FIVE STAR CONTINUES TO MARKET FOR SALE ONE COMMUNITY IT OWNS.   FIVE STAR MAY NOT BE ABLE TO SELL THIS COMMUNITY ON ACCEPTABLE TERMS OR OTHERWISE, AND THE SALE OF THIS COMMUNITY MAY NOT OCCUR.

•

THIS PRESS RELEASE STATES THAT FIVE STAR BELIEVES THAT ITS LIABILITY INSURER MAY BE FINANCIALLY RESPONSIBLE FOR MORE THAN IT HAS AGREED TO PAY IN CONNECTION WITH THE SETTLEMENT OF THE ARIZONA LITIGATION AND THAT FIVE STAR IS SEEKING ADDITIONAL PAYMENTS FROM ITS LIABILITY INSURER. HOWEVER, FIVE STAR’S LIABILITY INSURER HAS DENIED COVERAGE FOR ANY ADDITIONAL AMOUNTS. FIVE STAR CANNOT PREDICT THE OUTCOME OF ANY FUTURE NEGOTIATIONS OR LITIGATION WITH ITS LIABILITY INSURER, AND ANY POTENTIAL DISPUTE BETWEEN FIVE STAR AND ITS LIABILITY INSURER MAY ITSELF RESULT IN EXPENSIVE LITIGATION.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS.  FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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Supplemental Information, page 1 of 7

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:
Senior living revenue	$281,178	$274,648	$1,113,971	$1,099,228
Management fee revenue	2,789	2,469	10,728	9,765
Reimbursed costs incurred on behalf of managed communities	60,629	55,409	240,711	219,082
Total revenues	344,596	332,526	1,365,410	1,328,075

Operating expenses:
Senior living wages and benefits	134,349	131,080	539,086	533,549
Other senior living operating expenses	77,394	78,089	293,501	292,457
Costs incurred on behalf of managed communities	60,629	55,409	240,711	219,082
Rent expense	50,060	49,601	199,075	197,359
General and administrative	18,007	18,198	70,757	72,385
Depreciation and amortization	9,178	8,305	33,815	31,834
Goodwill impairment	—	—	25,344	—
Long lived asset impairment	—	—	145	589
Total operating expenses	349,617	340,682	1,402,434	1,347,255

Operating loss	(5,021)	(8,156)	(37,024)	(19,180)

Interest, dividend and other income	281	244	982	867
Interest and other expense	(1,330)	(1,328)	(4,927)	(5,131)
Gain on early extinguishment of debt	—	—	692	—
Gain on sale of available for sale securities reclassified from other comprehensive (loss) income	122	43	160	392

Loss from continuing operations before income taxes and equity in (loss) earnings of an investee	(5,948)	(9,197)	(40,117)	(23,052)
Provision for income taxes	(314)	(60,943)	(662)	(56,385)
Equity in (loss) earnings of an investee	(50)	28	20	87
Loss from continuing operations	(6,312)	(70,112)	(40,759)	(79,350)
Loss from discontinued operations	(71)	(3,636)	(2,324)	(6,056)

Net loss	$(6,383)	$(73,748)	$(43,083)	$(85,406)

Weighted average shares outstanding—basic and diluted	48,434	48,076	48,406	48,028

Basic and diluted loss per share from:
Continuing operations	$(0.13)	$(1.46)	$(0.84)	$(1.65)
Discontinued operations	(0.00)	(0.08)	(0.05)	(0.13)
Net loss per share—basic and diluted	$(0.13)	$(1.53)	$(0.89)	$(1.78)

Supplemental Information, page 2 of 7

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$14,672	$20,988
Accounts receivable, net of allowance	37,829	38,814
Due from related persons	9,731	12,641
Investments in available for sale securities	26,417	23,436
Restricted cash	3,301	2,945
Prepaid and other current assets	19,138	21,494
Assets of discontinued operations	981	1,463
Total current assets	112,069	121,781

Property and equipment, net	383,858	357,186
Restricted cash	2,821	2,170
Restricted investments in available for sale securities	23,166	19,835
Goodwill, equity investment and other long term assets	9,856	34,001
Total assets	$531,770	$534,973

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facilities	$50,000	$35,000
Other current liabilities	193,920	180,392
Total current liabilities	243,920	215,392

Mortgage notes payable	60,396	49,373
Other long term liabilities	43,002	43,426
Shareholders’ equity	184,452	226,782
Total liabilities and shareholders’ equity	$531,770	$534,973

Supplemental Information, page 3 of 7

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(43,083)	$(85,406)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	33,672	33,470
Gain on early extinguishment of debt	(742)	—
Loss from discontinued operations before income tax	2,324	5,977
Gain on sale of available for sale securities	(160)	(392)
Loss on disposal of property and equipment	102	—
Goodwill impairment	25,344	—
Long lived asset impairment	145	589
Equity in earnings of an investee	(20)	(87)
Stock-based compensation	1,618	1,485
Deferred income taxes	—	55,334
Provision for losses on receivables	4,646	4,777
Changes in assets and liabilities:
Accounts receivable	(3,661)	(6,651)
Prepaid expenses and other assets	2,391	(279)
Accounts payable and accrued expenses	8,582	13,387
Accrued compensation and benefits	(2,044)	2,283
Due from (to) related persons, net	809	(1,601)
Other current and long term liabilities	10,617	(549)
Cash provided by operating activities	40,540	22,337

Cash flows from investing activities:
(Increase) decrease in restricted cash and investment accounts, net	(737)	13,683
Acquisition of property and equipment	(57,480)	(49,916)
Acquisition of senior living communities, net of liabilities assumed	(9,200)	(5,926)
Purchases of intangible assets	(191)	—
Purchases of available for sale securities	(17,870)	(22,431)
Investment in an investee	—	(825)
Proceeds from sale of property and equipment to Senior Housing Properties Trust	21,323	25,804
Proceeds from sale of available for sale securities	10,857	10,876
Cash used in investing activities	(53,298)	(28,735)

Cash flows from financing activities:
Proceeds from borrowings on credit facilities	40,000	20,000
Repayments of borrowings on credit facilities	(25,000)	(20,000)
Repayments of mortgage notes payable	(5,998)	(1,979)
Payment of deferred financing fees	(300)	—
Payment of employee tax obligations on withheld shares	(90)	(47)
Cash provided by (used in) financing activities	8,612	(2,026)

Cash flows from discontinued operations:
Net cash (used in) provided by operating activities	(2,151)	5,519
Net cash (used in) provided by investing activities	(19)	265
Net cash flows (used in) provided by discontinued operations	(2,170)	5,784

Change in cash and cash equivalents	(6,316)	(2,640)
Cash and cash equivalents at beginning of period	20,988	23,628
Cash and cash equivalents at end of period	$14,672	$20,988

Supplemental cash flow information:
Cash paid for interest	$4,078	$3,557
Cash paid for income taxes, net	$658	$1,179

Noncash activities:
Real estate acquisition	$(18,254)	$(15,518)
Assumption of mortgage note payable	$18,254	$15,518

Supplemental Information, page 4 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(in thousands)

(unaudited)

	Three months ended December 31, (2)		Year ended December 31, (3)
	2015	2014	2015	2014
Senior living revenue:
Independent and assisted living community revenue (owned)	$30,193	$29,602	$118,865	$114,413
Independent and assisted living community revenue (leased)	102,579	101,277	405,496	399,919
Continuing care retirement community revenue (leased)	99,557	99,876	398,111	397,637
Skilled nursing facility revenue (leased)(4)	44,583	40,133	175,030	173,408
Other(5)	4,266	3,760	16,469	13,851
Total senior living revenue (owned and leased)	$281,178	$274,648	$1,113,971	$1,099,228

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$12,573	$12,137	$49,264	$48,146
Independent and assisted living community wages and benefits (leased)	42,957	42,217	171,350	169,763
Continuing care retirement community wages and benefits (leased)	49,639	49,590	198,877	199,304
Skilled nursing facility wages and benefits (leased)	27,985	27,608	111,981	110,717
Other(5)	1,195	(472)	7,614	5,619
Total senior living wages and benefits (owned and leased)	$134,349	$131,080	$539,086	$533,549

Senior living other operating expenses:
Independent and assisted living community other operating expenses (owned)	$7,979	$7,529	$30,023	$28,357
Independent and assisted living community other operating expenses (leased)	25,470	26,801	100,797	101,257
Continuing care retirement community other operating expenses (leased)(6)	30,716	28,094	107,978	107,515
Skilled nursing facility other operating expenses (leased)(7)	12,267	15,572	52,099	52,442
Other(5)	962	93	2,604	2,886
Total senior living operating expenses (owned and leased)	$77,394	$78,089	$293,501	$292,457

(1)	Excludes data for managed communities and discontinued operations.
(2)

The number of owned and leased communities between October 1, 2014 and December 31, 2015 increased by two due to the acquisition of two senior living communities in November 2015; separate same store comparable senior living community financial data is not presented due to immaterial differences.

(3)

The number of owned and leased communities between January 1, 2014 and December 31, 2015 increased by three due to the acquisition of one senior living community in May 2014 and two senior living communities in November 2015; separate same store comparable senior living community financial data is not presented due to immaterial differences.

(4)

Skilled nursing facility revenue for the three months ended December 31, 2014 is net of a $4.3 million reserve for estimated Medicare payments Five Star expects to repay.  Skilled nursing facility revenue for the years ended December 31, 2015 and 2014 is net of a $2.4 million and $4.3 million reserve, respectively, for historical Medicare payments Five Star received and expects to repay.

(5)	Other senior living revenue and expenses relate primarily to rehabilitation and other specialty service revenues and expenses provided at the senior living communities owned and leased by Five Star.
(6)

Continuing care retirement community other operating expenses for the three months and year ended December 31, 2015 includes a $4.2 million litigation settlement charge related to the Arizona litigation matter.

(7)

Skilled nursing facility other operating expenses for the three months ended December 31, 2015 and 2014 includes $(0.3) million and $3.6 million, respectively, of estimated penalties, compliance costs and professional fees related to the Compliance Assessment. Skilled nursing facility other operating expenses for the years ended December 31, 2015 and 2014 includes $4.2 million and $3.6 million, respectively, of estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

Supplemental Information, page 5 of 7

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Independent and assisted living communities (owned):
Private and other sources	99.5%	99.1%	99.5%	99.2%
Medicaid	0.5%	0.9%	0.5%	0.8%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	99.0%	99.0%	99.0%	99.1%
Medicaid	1.0%	1.0%	1.0%	0.9%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.1%	72.4%	73.2%	72.3%
Medicare	19.3%	21.0%	20.2%	21.6%
Medicaid	6.6%	6.6%	6.6%	6.1%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	24.5%	26.1%	25.5%	25.6%
Medicare	22.1%	23.7%	23.3%	24.2%
Medicaid	53.4%	50.2%	51.2%	50.2%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	78.0%	77.5%	77.7%	77.2%
Medicare	10.5%	11.5%	11.1%	11.9%
Medicaid	11.5%	11.0%	11.2%	10.9%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

Supplemental Information, page 6 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
Independent and assisted living communities (owned):
Number of communities (end of period)	33	31	31	31	31
Number of units (end of period)(2)	3,215	3,064	3,064	3,064	3,061
Occupancy	85.9%	86.3%	87.1%	87.9%	88.7%
Avg. monthly rate(3)	$3,569	$3,596	$3,602	$3,594	$3,492

Independent and assisted living communities (leased):
Number of communities (end of period)	119	119	119	119	119
Number of units (end of period)(2)	9,908	9,909	9,909	9,909	9,896
Occupancy	88.2%	87.8%	87.7%	88.0%	89.3%
Avg. monthly rate(3)	$3,825	$3,815	$3,819	$3,820	$3,734

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(2)(4)	7,297	7,319	7,319	7,319	7,322
Occupancy	82.9%	82.8%	83.3%	83.8%	83.6%
Avg. monthly rate(3)	$5,368	$5,313	$5,384	$5,450	$5,317

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(2)(5)	2,807	2,807	2,807	2,807	2,822
Occupancy	78.5%	79.3%	78.4%	78.6%	79.3%
Avg. monthly rate(3)	$6,632	$6,632	$6,652	$6,752	$6,535

Total senior living communities (owned and leased):
Number of communities (end of period)	214	212	212	212	212
Number of units (end of period)(2)	23,227	23,099	23,099	23,099	23,101
Occupancy	85.0%	85.0%	85.1%	85.5%	86.2%
Avg. monthly rate(3)	$4,577	$4,567	$4,591	$4,623	$4,503

Managed communities:
Number of communities (end of period)	60	60	60	46	46
Number of units (end of period)(2)(6)	8,190	8,211	8,168	7,290	7,278
Occupancy	87.5%	87.5%	88.1%	88.0%	88.4%
Avg. monthly rate(3)	$4,174	$4,151	$4,215	$4,300	$4,162

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	49	49	48	48	48
Rehabilitation and wellness outpatient clinics (end of period)	63	61	60	58	56
Home health communities served (end of period)	14	15	15	13	13

(1)	Excludes data for discontinued operations.
(2)	Includes units available for occupancy during the period.
(3)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues divided by occupied units during the period, and multiplying it by 30 days.
(4)	Includes 1,954 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)	Includes 68 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)	Includes 472 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 7 of 7

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in its operating results, and may also help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors.  This information should not be considered as an alternative to income (loss) from continuing operations, net income (loss), cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP.    Non-GAAP financial measures as presented by Five Star may not be comparable to amounts calculated by other companies.

The following table presents the reconciliation of these Non-GAAP financial measures to loss from continuing operations, the most directly comparable financial measure under GAAP reported in Five Star’s consolidated financial statements, for the three months and year ended December 31, 2015 and 2014.

	For the three months ended December 31,			For the year ended December 31,
	2015	2014		2015		2014
Loss from continuing operations	$(6,312)	$(70,112)		$(40,759)		$(79,350)
Add: interest and other expense	1,330	1,328		4,927		5,131
Add: income tax expense	314	60,943		662		56,385
Add: depreciation and amortization	9,178	8,305		33,815		31,834
Less: interest, dividend and other income	(281)	(244)		(982)		(867)
EBITDA	4,229	220		(2,337)		13,133
Add (less):
Goodwill and other long lived asset impairments	-	-		25,489		589
Costs (adjustments) related to compliance assessment	(333)	7,906	(1)	7,156	(2)	7,906	(1)
Arizona litigation settlement	4,230	-		4,230		-
Financial accounting restatement and remediation costs	-	1,168		249		5,910
Employee termination benefits(3)	868	-		868		-
Acquisition related costs (credits)	458	(61)		499		88
Gain on sale of investments in available for sale securities	(122)	(43)		(160)		(392)
Gain on early extinguishment of debt	-	-		(692)		-
Adjusted EBITDA	9,330	9,190		35,302		27,234
Add: Rent expense	50,060	49,601		199,075		197,359
Adjusted EBITDAR	$59,390	$58,791		$234,377		$224,593

(1)

The quarter and year to date periods ending December 31, 2014 include a  $4.3 million revenue reserve for the historical Medicare payments Five Star received and expects to repay and $3.6 million of estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

(2)

The year ended December 31, 2015 includes a  $2.4 million revenue reserve for the estimated Medicare payments Five Star received and expects to repay and $4.8 million of estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

(3)	Primarily relates to severance payments and noncash stock compensation expense incurred as a result of the termination of Five Star’s former CFO.